UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2008
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective January 28, 2008, Brooks Automation, Inc. (“Brooks” or the “Company”) appointed Martin S. Headley, age 51, as Executive Vice President and Chief Financial Officer. A copy of the press release announcing his appointment is attached hereto as Exhibit 99.1.
     Prior to joining Brooks, Mr. Headley was the Executive Vice President and Chief Financial Officer for Teleflex Inc., a $2.6 billion global producer of specialty engineered products, from August 2004 to March 2007. From July 1996 until August 2004, he was Vice President and Chief Financial Officer of Roper Industries, Inc., a diversified industrial company that designs, manufactures and distributes engineered products and solutions for global niche markets. From July 1993 to June 1996, Mr. Headley served as Chief Financial Officer of the U.S. operations of McKechnie Group, plc, a manufacturer of components and assemblies for a variety of industries. He began his career at Arthur Anderson serving clients throughout the world for thirteen years.
     Brooks and Mr. Headley entered into an employment agreement (the “Agreement”) on January 28, 2008. The Agreement provides that Mr. Headley will receive a base salary of $425,000, and that he will be eligible to receive an annual management bonus of up to 150% of 100% of base salary. For the first twelve months of his employment, Mr. Headley is guaranteed a bonus of at least $318,750, prorated for the number of days that he is actually employed by Brooks during his first twelve months of employment. The guaranteed bonus is payable in two installments, when the performance-based awards are paid to Brooks’ other senior executives for the fiscal years ending on September 30, 2008 and September 30, 2009. The guaranteed bonus will be allocated among the two fiscal years in proportion with the number of days in Mr. Headley’s first twelve months of employment that are included in each fiscal year. In addition, for each of these two fiscal years, the amount that would otherwise be payable to Mr. Headley under Brooks’ annual incentive plan will be reduced by the portion of the guaranteed amount paid in such year. Subject to approval by the Human Resources and Compensation Committee of the Board of Directors, Mr. Headley will also be granted 42,000 shares of restricted common stock that will vest in one-third installments on each of the first three anniversaries of the grant. Mr. Headley is also eligible for additional equity compensation awards as determined by the Chief Executive Officer and the Human Resources and Compensation Committee of the Board of Directors.
     Mr. Headley will be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of the Company. The Company will also pay Mr. Headley a relocation benefit in the amount of $200,000, which is payable in three equal installments: at the time the Agreement becomes effective, six months after the effective date of the Agreement, and on the first anniversary of the effective date. If Mr. Headley’s employment is terminated by Brooks for cause (as defined in the Agreement) or by Mr. Headley without good reason (as defined in the Agreement), Mr. Headley will be required to repay to the Company a portion of the relocation bonus previously paid to him and will not be eligible for any further installments.
     If Mr. Headley’s employment is terminated due to his death or long-term disability (as defined in the Agreement), Brooks will pay to Mr. Headley (or his estate) any unpaid base salary earned though the termination of employment, a prorata portion of his annual management bonus through the date of termination of employment, any earned but unpaid management bonus for the completed fiscal year immediately preceding the termination of employment, and the value of any accrued but unused vacation through the date of termination of employment.
     If Mr. Headley’s employment is terminated by Brooks without cause (as defined in the Agreement) or Mr. Headley resigns for good reason (as defined in the Agreement), then Brooks shall pay him the unpaid portion of his then current base salary earned through the termination date, any earned but unpaid management bonus for the completed fiscal year immediately preceding termination of his employment, a pro-rata portion of his annual management bonus for the completed portion of the current annual pay period and the value of any accrued but unused vacation through the termination date. Provided Mr. Headley is in compliance with and has complied with the Noncompetition Agreement described below, Brooks shall pay him as severance one year’s current base salary in biweekly payments for one year. If, during that year, Mr. Headley has not found a full time comparable executive position with another employer, the Company will extend the bi-weekly payment on a month-to-month basis until the earlier to occur of (i) one additional year or (ii) the date Mr. Headley secures full-time employment. Any such payments by the Company will be offset by income earned from employment or consulting arrangements with any other person or business entity. During the severance period, Mr. Headley will also be eligible to continue his participation in the Company’s medical, dental and vision plans, and the Company will continue to pay the employer portion of the costs of such plans. “Cause” is defined to include Mr. Headley’s willful failure or refusal to perform the duties pertaining to his job, engagement in conduct that is fraudulent, dishonest, unlawful or otherwise in violation of our standards of conduct or a material breach of the Agreement or related agreements. “Good reason” is defined to include diminution of Mr. Headley’s responsibility or position, the Company’s breach of the Agreement or relocation of Mr. Headley.
     In connection with the Agreement, Brooks and Mr. Headley also entered into an Indemnification Agreement and an Executive Invention, Nondisclosure, Noncompetition and Nonsolicitation Agreement (the “Noncompetition Agreement”). The Indemnification Agreement, the terms of which are identical to those entered into between the Company and each of its other executive officers, provides that Brooks will pay amounts incurred by Mr. Headley in connection with any civil or criminal action or proceeding, specifically including actions by or in Brooks name where Mr. Headley’s involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the Indemnification Agreement, Mr. Headley will receive indemnification unless he is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Brooks. The Noncompetition Agreement prohibits Mr. Headley from directly or indirectly competing with, or soliciting employees of, the Company so long as he is an employee of the Company and for a period of up to two years thereafter.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits
10.1	Employment Agreement by and between Brooks Automation, Inc. and Martin S. Headley, effective as of January 28, 2008

99.1	Press release issued on January 28, 2008, by Brooks Automation, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: January 31, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Brooks Automation, Inc. and Martin S. Headley, effective as of January 28, 2008

99.1	Press Release issued on January 28, 2008